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                                                                   Exhibit 10.21



                              EMPLOYMENT CONTRACT

Agreement has this day been made between Amersham Pharmacia Biotech, hereinafter called "the Company", and Mr. Peter Ehrenheim hereinafter called "the Employee".

SECTION 1 EMPLOYMENT AND EMPLOYEE'S OBLIGATIONS

          The Company promotes the Employee to the position as vice president, Separations. The Employee takes up his new position as from 1 January, 2000.

          In this capacity the Employee shall perform his duties as specified by the Deputy CEO.

          The Employee shall devote the whole of his working time to his duties under this agreement and may not undertake any other duties without a written consent form the Company.

          The employment is open ended. LAS - Lagen om Anstellningsskydd - is not applicable.

SECTION 2 REMUNERATION

2.1       Base salary

          The Employee's annual base salary shall be SEK 960,000 (nine hundred and sixty thousand) payable according to local practice. The salary will be reviewed annually, and change will be effective 1 January. First review will be effective 1 January, 2001. On this occasion, the annual base salary shall be increased with 8,5% in excess of the average management increase for Swedish senior managers, excluding members of the Executive Management Team, providing satisfactory performance has been achieved by the Employee.

          Any bonuses, gifts or other payments which the Company may grant or make to the Employee from time to time, to the extent that they are not required by law or by this contract, shall be treated as having been granted or made at the Company's absolute discretion and shall not be considered a part of the employee's contractual remuneration.

2.2       Bonus payments

          The Employee will be entitled to a payment based upon performance by the Employee. Associated conditions will be in line with Group policy. Maximum bonus amount is 30 per cent of the base salary. Details regarding objectives and incentives will be settled in a separate agreement.


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2.3       Company car

          The Employee is entitled to a Company car for business and private use. All conditions related to the car will be in line with the Company car policy.


SECTION 3 EXPENSES

          The Company will reimburse the Employee for all reasonable business expenses incurred by him during the course of the employment. The Employee must provide receipts and other evidence of such business expenses.


SECTION 4 PENSION AND INSURANCE COVERAGE

          The Employee is retained in the ITP plan.


SECTION 5 HOLIDAY ENTITLEMENT

          The Employee is entitled to 30 days holiday in any calendar year.


SECTION 6 SOCIAL SECURITY CONTRIBUTIONS AND INCOME TAXES

          The Employee will pay tax and social security contributions in accordance with Swedish regulations and the Company will withhold the necessary deductions for this.


SECTION 7 TERMINATION OF CONTRACT

          The contract may be terminated by either party giving to the other
          6 months advance notice in writing. The Company reserves the right to remove the Employee from his position during the time of notice or part of it. During the time of notice the Employee is entitled to the conditions of this agreement with the exception of bonus.

          Should the contract be terminated by the Employer during the period
          1 January 2000 to 31 December 2002, the Employee shall receive in addition to time of notice a severance pay amounting to 24 months salary as per date the day before giving notice. Should the contract be terminated by the Employer on 1 January 2003 or later, the severance shall amount to 12 months salary as per date the day before giving notice. The severance pay shall, unless otherwise agreed upon, be paid every month starting the first month after the expiry of the employment.

          The Company reserves the right to terminate this contract at any time without advance notice in the event of serious breach of contract, including act of gross negligence or gross misconduct by the Employee and willful failure to perform his duties with the Company.
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SECTION 8 CONFIDENTIALITY

          The Employee shall not at any time other than in the course of his duties without the previous consent in writing of the Company divulge or make known to anyone any secrets or any technical, commercial, financial or other information of a confidential nature unless such information is already in the public domain relating to the business or customers of the Group so as to the extent that all such information has become a matter of public record. All papers and documents used by the Employee in the course of his employment are and will remain the property of the Company and will be delivered up to the Company on the termination of the Employee's agreement with the Company or any of its subsidiaries. This clause operates independently of the existence of this Agreement.

SECTION 9 PATENT, SECRET PROCESSES AND IMPROVEMENTS

          Any discovery or invention or secret process or improvement in procedure made or discovered by the Employee while in the service of the Company whether before or after the date of this Agreement in any way affecting or relating to the business of the company or of any subsidiary company or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and should belong to and be the absolute property of the Company.

SECTION 10 RESTRICTIVE COVENANT

          The Employee hereby agrees during his employment not to solicit business from any person, firm or company who is or at any time has been a customer or done business with or attempt to persuade away from the Company any person who is or has been employed by the Company.

SECTION 11 JURISDICTION

          Any dispute about the Agreement shall be submitted to a Swedish Arbitration court if the parties cannot come to a consensus as to the interpretation of the conditions. The costs for the arbitration proceedings shall be defrayed by the Company provided the Employee has not unduly instigated the arbitration procedure. In such case, the arbitrators shall determine the distribution of arbitration costs.

SECTION 12 OTHER EMPLOYMENT CONDITIONS

          This contract supersedes all previous agreements between the Company and the Employee. As regards employment conditions that are not regulated in this contract the policies of the Company shall apply.
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Section 13     COUNTERPARTS

               The agreement has been drawn up in duplicate of which the parties have taken one copy each.



     Signed   /s/ Arne Forsell                    /s/ Peter Ehrenheim
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                  Arne Forsell                        Peter Ehrenheim
                  Deputy CEO
                  Amersham Pharmacia Biotech


                  23/11 '99                       24/11-99
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                  date                            date